CONSULTANT SERVICES AGREEMENT

THIS AGREEMENT made the 1st day of September, 2007

BY AND BETWEEN

Wescorp Energy Inc, hereinafter called “the COMPANY”

AND

Steve Cowper, hereinafter called "the CONSULTANT".

WITNESSETH as follows:

1.	SCOPE OF WORK

1.1.

The CONSULTANT shall supply the services specified in Exhibit A and any other related services subsequently requested in writing by the COMPANY in Austin/Houston Texas, Calgary Alberta and Edmonton Alberta and at such other locations as the COMPANY and CONSULTANT mutually agree.

2.	CONDUCT OF WORK

	2.1.	The CONSULTANT shall provide personnel suitably qualified and experienced to perform the Services in a diligent skilful and workmanlike manner and in accordance with recognized industry practice.

2.2.

The CONSULTANT shall represent the COMPANY as instructed by the COMPANY using recognized industry practice, and liaise and co-ordinate discussions and negotiations to the best interest of the COMPANY. The CONSULTANT shall report and refer all decision making to the COMPANY and where appropriate make recommendation to assist the COMPANY in the making of such decisions.

	2.3.	The CONSULTANT shall fully co-operate with other contractors or sub- contractors utilized by the COMPANY.

	2.4.	The COMPANY shall have the right of access to and inspection of all Services hereunder at all reasonable hours and wherever performed.

3.	INDEPENDENT CONTRACTOR

3.1.	The CONSULTANT shall supply the Services as an independent contractor and not as agent or employee of the COMPANY.

4.	REPORTING

	4.1.	The CONSULTANT shall report to the COMPANY representative who shall be the COMPANY President unless another person is nominated in writing by the COMPANY.

5.	COMPENSATION

5.1.

The COMPANY will pay the CONSULTANT for the Services as detailed in Exhibit A in accordance with the schedule under Exhibit B. Unless otherwise stated in Exhibit B, all amounts will be payable ten (10) days after invoiced.

6.	CONTRACT DURATION

	6.1.	This Agreement shall commence as specified in Exhibit A and may be terminated for any reason by the COMPANY or the CONSULTANT giving notice to the other party under Exhibit A

7.	ASSIGNMENT

	7.1.	Neither Party may transfer, sub-contract or assign this Agreement without the prior written consent of the other Party. Such consent shall not unreasonably be withheld.

8.	LIABILITY

8.1.

The CONSULTANT shall protect, defend, indemnify and save the COMPANY harmless from and against all claims, demands and causes of action of every kind and character whatsoever, arising out of or in connection with the death, bodily injury, or loss or damage to the property of the CONSULTANT's agents or invitees.

8.2.

The COMPANY shall protect, defend and indemnify and save the CONSULTANT harmless from and against all claims, demands and causes of action of every kind and character whatsoever, arising out of or in connection with the death, bodily injury, or loss or damage to the property of the COMPANY or any of its other contractors, employees, agents or invitees.

	8.3.	The COMPANY shall protect, defend, indemnify and save the CONSULTANT harmless from and against all claims, demands and causes of action of every kind and character whatsoever, arising out of or in connection with the death, bodily injury, or loss or damage to the property of any third party (other than those mentioned in Clause 8.2 arising out of or in connection with the acts, defaults or omissions of the COMPANY unless caused by the Gross Negligence of the CONSULTANT.

9.	SAFETY OBLIGATIONS

	9.1.	The CONSULTANT shall reasonably comply with all the COMPANY safety procedures supplied to the CONSULTANT by the COMPANY.

9.2.

The CONSULTANT shall be responsible for complying with all relevant safety laws and regulations and for taking reasonable safety precautions related to or arising out of the performance of the Agreement.

	9.3.	The COMPANY shall obtain all licenses, permits, temporary permits and authorizations required under any applicable laws, rules and regulations for the performance of the Services required.

10.	INTERPRETATION AND VENUE

10.1.

This Agreement shall be construed and interpreted in accordance with the laws of Alberta, Canada and the parties hereto hereby submit to the exclusive jurisdiction of the Courts of the Province of Alberta Canada.

11.		ENTIRE AGREEMENT AND AMENDMENTS

11.1.

This Agreement and attached Exhibits hereto and any other attached addenda initialed by the parties constitute the entire Agreement between the CONSULTANT and the COMPANY; no prior written or oral representations shall be binding, unless expressly referring to this Agreement and all amendments shall be in writing.

12.	RESERVATIONS OF RIGHTS

12.1.

Failure by either party hereto at any time or from time to time to enforce or demand the performance of or adherence to any of the terms of this Agreement shall not constitute a waiver of any of that party's rights under this Agreement.

13.	NOTICES

	13.1.	All notices and other communications required by this Agreement shall be in writing and shall be sent by prepaid mail or by facsimile or by receipted e-mail followed by formal executed notice to the CONSULTANT or the COMPANY at the relevant address shown below. Any such notice or other communication shall be deemed to have been received by the addressee five working days following the date of it’s dispatch or, if given by hand or by facsimile or by receipted e-mail, simultaneously with its delivery or transmission. To prove the giving of a notice or other communication it shall be sufficient to show that it was dispatched.

CONSULTANT

Steve Cowper
108 Lake Hills Dr.
Austin, TX 78733
United States

Fax:
e-mail:                scowper@ mindspring.com

COMPANY

Wescorp Energy Inc
Suite 770, 435 – 4th Ave. SW
Calgary, Alberta
Canada T2P 3A8

Fax                        1 403 206 3993
e-mail:                   notice@wescorpenergy.com

14.	FORCE MAJEURE

14.1.

No failure or omission by either party to carry out or observe any of the stipulations, conditions or obligations to be performed hereund3er shall, except as herein expressly agreed to the contrary, give rise to any claim against such party or be deemed to be a breach of contract; if any such failure or omission arises from a cause reasonably beyond the control of such party.

15.	CONFIDENTIAL INFORMATION

15.1.

All information such as, but not limited to, correspondence, patents, drawings, processes, product prices, costs, research, technical manufacturing or commercial activities, maps, logs, records, data, photographs or reports furnished to the CONSULTANT by the COMPANY or obtained by the CONSULTANT as a result of the Services performed by CONSULTANT for

COMPANY, or extrapolated from any or all of the foregoing shall be treated by the CONSULTANT as confidential information and the confidential property of the COMPANY.

16.	DISCLOSURE OF INFORMATION

16.1.

The CONSULTANT shall not disclose at any time during the term of this Agreement or for a period of two (2) years from the date of termination of this Agreement, any confidential Information as referred to under Clause 16, or information regarding the COMPANY's operations, or regarding the Services, to any other legal entity, organization or individual without the prior written consent of the COMPANY. Such consent shall not be unreasonably withheld. The CONSULTANT shall have no contact with the media, the press or any trade or professional publication of any nature without the prior written consent of the COMPANY. Such consent shall not be unreasonably withheld.

17.	CONFLICT OF INTEREST

17.1.

The CONSULTANT shall not pay any fee, commission, rebate or anything of value to or for the benefit of any employee of the COMPANY, nor will the CONSULTANT do business with any company knowing the results might directly benefit an employee of the COMPANY

IN WITNESS WHEREOF, the parties hereto have executed this
Agreement the day and year first above written.

THE CONSULTANT      /s/ Steve Cowper

THE COMPANY:      /s/Doug Biles
September 16, 2007

EXHIBIT A

SERVICES

This Agreement shall commence as of1st of September, 2007,and continue for a period of three (3) years.

The CONSULTANT shall assume full responsibility subject to Clauses 2.2 and 4.1 hereof for the performance, completion, competence and provision of the Services necessary to complete the following activities :

As directed by the COMPANY Representative.

EXHIBIT B

SCHEDULE OF PAYMENTS

The following Schedule of Payments is in United States Dollars, unless specifically noted, and represents the total amount payable to the CONSULTANT for the complete performance of the Services as described in Exhibit A.

The CONSULTANT shall provide the Services at a rate as stipulated in the table below:

Per calendar month $ 8,500.00

Travel (Air) At Documented Cost.

Travel (Automobile) $ 0.42 / mile.

Living Expenses At Documented Cost.
(Outside of Austin, Texas)

100,000 shares of restricted COMPANY stock. Stockto be included in a S8 Registration at a time and in a manner to be determined by COMPANY. Stock shall be issued within 30 days following the execution of this Agreement..

Option to purchase 500,000 shares of COMPANY stock for the closing stock price on the date of this contract. The option shall vest as follows: 125,000 shares upon execution of this Agreement, 125,000 shares upon the first anniversary of execution of this Agreement, 125,000 shares upon the second anniversary of execution of this Agreement and 125,000 shares upon the third anniversary of execution of this Agreement. Option to expire 5 years from date of vesting.

The above rates include, without limitation, the following:

-	corporate support, and other overheads, as appropriate

-	salaries

-	wages

-	bonus and incentive payments

-	holidays with pay

-	sick pay

-	redundancy and notice/severance settlements pensions

-	overtime

-	welfare facilities

-	all taxes, profit and overheads